Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 24, 2025, relating to the financial statements of SoulPower Acquisition Corp. as of December 31, 2024 and for the period from May 14, 2024 (inception) through December 31, 2024, appearing in the Registration Statement on Amendment No. 1 to Form S-1, File No. 333-284465.

/s/ WithumSmith+Brown, PC

New York, New York

April 1, 2025